EXHIBIT (d)(ii)

SECTION 2 - POLICY DATA

Policy Information

Policy Number:	[12345]
Policy Date:	[November 1, 2025]
Allocation Date:	[November 8, 2025]
Income Tax Status of the Policy:	[Non-Qualified]
Initial Premium Payment:	[$25,000.00]
Last Available Annuity Commencement Date:	[November 1, 2089]
Death Benefit Option:	[Policy Value]

Annuitant Information

Annuitant:	[John Doe]
Annuitant’s Issue Age/Sex:	[35] / [Male]

Owner(s) Information

Owner: Issue Age/Sex: [Joint Owner: [Issue Age/Sex:	[John Doe] [35] / [Male] [Jane Doe]] [35] / [Female]]

Rate Information for Fixed Holding Account and Fixed Account

Fixed Holding Account Initial Effective Interest Rate:	[2.85%]
Fixed Account Initial Guaranteed Effective [1-Year] Annual Interest Rate:	[2.85%]
Guaranteed Minimum Effective Annual Interest Rate:*	[2.85%]

*This rate will not change for the life of the policy.

After the Policy Date, we reserve the right to (I) refuse Premium Payments to the Fixed Account and (II) prohibit transfers to the Fixed Account.

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SECTION 2 - POLICY DATA (continued)

Minimum Premium Payments

Minimum Initial Premium Payment:	Non-Qualified [$25,000], with [$1,000] for each Allocation Account Qualified [$25,000], with [$1,000] for each Allocation Account
Minimum Subsequent Premium Payment:	[$1,000], with [$250] for each Allocation Account

Maximum Premium Payments (without prior Company Approval)

	Issue Age [0-80]*	Issue Age [81+]*
Total during the [1st Policy Year]:	[$1,000,000]	[$500,000]
Total during each Policy Year After [1st Policy Anniversary]:	Non-Qualified - [$25,000] Qualified [Lesser of $60,000 or Annual IRS Contribution Limit]	Non-Qualified - [$25,000] Qualified [Lesser of $60,000 or Annual IRS Contribution Limit]
Cumulative Maximum Premiums**:	[$1,000,000]	[$500,000]

* Issue Age is the Annuitant’s age.

** The Cumulative Maximum Premiums accepted with prior Company approval is $50,000,000.

Withdrawal/Surrender Charges

Surrender Charge-Free Percentage:	[10%]

Number of Years Since Premium Payment Date:	0-1	1-2	2-3	3-4	4-5	5-6	6+
Charge (% of Premium Withdrawn or Surrendered):	8%	8%	7%	6%	5%	4%	0%

The amount paid on Surrender will never be less than the Cash Value described in Section 5.

Service Charge

Service Charge at the Time of Issue:	[$0.00]
Maximum Annual Service Charge:	[$0.00]

[The Company may waive some or all of Your Service Charge each year based on Your Policy Value or Premium Payments made at the time a Service Charge is assessed.]

[If Your Policy Value or sum of Premium Payments minus all withdrawals equals or exceeds: [$100,000 = up to a $35 fee waiver]]

FSVIA17NY-1125 (6YR-SC)(A)	Page 6 (2 of 4)

SECTION 2 - POLICY DATA (continued)

Index Account Rider(s)

The current Index Account Option(s) You elected are shown below and are only applicable for the initial Crediting Period. Subsequent options, rates, fees (if any), and features are subject to change as described in the Contract. See applicable Index Account Rider(s) for details.

Cap and Buffer Index Account Rider

Growth Opportunity: Cap

Index	Crediting Period	Downside Protection Rate	Growth Opportunity Initial / Guaranteed Minimum Rate
[S&P 500®	1 Year	Buffer 10%	Cap 14.00% / 5.00]%
[S&P 500®	1 Year	Buffer 15%	Cap 11.50% / 4.50]%
[S&P 500®	2 Year	Buffer 10%	Cap 35.00%/ 10.00]%
[S&P 500®	2 Year	Buffer 15%	Cap 27.00% / 9.00%]
[S&P 500®	6 Year	Buffer 10%	Cap uncapped / 30.00%]
[S&P 500®	6 Year	Buffer 20%	Cap uncapped / 24.00%]
[S&P 500®	[3] Year	Buffer [20]%	Cap [uncapped] / [12.00]%]

Dual Direction Index Account Rider

Growth Opportunity: Edge and Edge+

Index	Crediting Period	Downside Protection Rate	Growth Opportunity Initial / Guaranteed Minimum Rate
[S&P 500®	1 Year	Buffer 10%	Edge 5.00% / 5.00% Edge+ 8.00% / 5.00%]
[S&P 500®	2 Year	Buffer 10%	Edge 10.00% / 10.00% Edge+ 15.00% / 10.00%]
[S&P 500®	6 Year	Buffer 10%	Edge 30.00% / 30.00% Edge+ 30.00% / 30.00%]
[[S&P 500®]	[3] Year	Buffer [10]%	Edge [12.00%] / [12.00%] Edge+ [20.00%] / [12.00%]]

FSVIA17NY-1125 (6YR-SC)(A)	Page 6 (3 of 4)

SECTION 2 - POLICY DATA (continued)

Index:	S&P 500

The S&P 500® Index is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by Transamerica Financial Life Insurance Company (TFLIC). S&P®, S&P 500®, US 500, The 500, iBoxx®, iTraxx® and CDX® are trademarks of S&P Global Inc. or its affiliates (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by TFLIC. It is not possible to invest directly in an index. Transamerica Structured Index Advantage® Annuity NY is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Transamerica Structured Index Advantage® Annuity NY or any member of the public regarding the advisability of investing in securities generally or in Transamerica Structured Index Advantage® Annuity NY particularly or the ability of the S&P 500® Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to TFLIC with respect to the S&P 500® Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® Index is determined, composed and calculated by S&P Dow Jones Indices without regard to TFLIC or the Transamerica Structured Index Advantage® Annuity NY. S&P Dow Jones Indices have no obligation to take the needs of TFLIC or the owners of Transamerica Structured Index Advantage® Annuity NY into consideration in determining, composing or calculating the S&P 500® Index. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Transamerica Structured Index Advantage® Annuity NY. There is no assurance that investment products based on the S&P 500®Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor commodity trading advisory, commodity pool operator, broker dealer, fiduciary, promoter (as defined in the Investment Company Act of 1940, as amended), “expert” as enumerated within 15 U.S.C.§77k(a) or tax advisor. Inclusion of a security, commodity, crypto currently or other asset within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, commodity, crypto currently or other asset, nor is it considered to be investment advice or commodity trading advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY TFLIC, OWNERS OF THE TRANSAMERICA STRUCTURED INDEX ADVANTAGE® ANNUITY NY OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. S&P DOW JONES INDICES HAS NOT REVIEWED, PREPARED AND/OR CERTIFIED ANY PORTION OF, NOR DOES S&P DOW JONES INDICES HAVE ANY CONTROL OVER, THE LICENSEE PRODUCT REGISTRATION STATEMENT, PROSPECTUS OR OTHER OFFERING MATERIALS. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND TFLIC OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

FSVIA17NY-1125 (6YR-SC)(A)	Page 6 (4 of 4)